EXHIBIT 99.1

Phone: 800-213-0689 www.SolarWindow.com	Ms. Briana L. Erickson SolarWindow Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 Email: Briana@SolarWindow.com

News Release

Be the First to Ask: How and When is SolarWindow Bringing Electricity-Generating Windows to Market?

Columbia, MD – August 11, 2015 – Effective immediately, SolarWindow Technologies, Inc. (OTCQB: WNDW) is inviting members of the public, investors, industry stakeholders, and media to click here to submit questions in advance of its first-ever webcast. The August 20th event (2pm EDT) will share the timeline and important next steps for bringing to market the company’s transparent windows for generating electricity on skyscrapers and tall towers.

There are an estimated five million skyscrapers, tall towers and commercial buildings in the U.S. alone. Commercial buildings consume almost 40 percent of U.S. electricity. Nearly 70 percent of U.S. electricity relies on power plants that use fossil fuels, such as coal and petroleum, which produce harmful emissions.

“Our goal is to put a solid dent in carbon emissions while providing customers with clean energy solutions that make economic sense. Our calculated financial payback of under one year for SolarWindow™ products achieves exactly that,” said John A. Conklin, President and CEO of SolarWindow Technologies, Inc.

Engineers calculate that a single installation of the company’s proprietary windows can avoid 2.2 million miles of vehicle pollution, at least 12 times more than today’s solar systems on building rooftops; and could reduce carbon emissions equivalent to 770 acres of forest, compared to today’s rooftop (PV) systems equivalent to only 20 to 70 acres of forest.

Carbon emissions from electrical power plants have been linked to harmful climate and health issues in adults and children, an increasingly troublesome concern to the United States Environmental Protection Agency. Last week, the Obama Administration responded with the launch of its Clean Power Plan in an effort to reduce carbon dioxide emissions from power plants by 32 percent.

Among the largest consumers of electricity from these power plants are commercial buildings, the target market for SolarWindow™ products. These buildings consume more electricity than any one of the industrial, agricultural, or transportation sectors in the U.S.

“We’ve long held the belief that this is the most important segment to go after. Now, as we bring our products to market, it’s especially timely that consumers are demanding emissions reductions while commercial electricity customers are embracing renewable energy,” said Mr. Conklin.

In the U.S., iconic brands such as Apple, Walmart, Macy’s, Kohl’s, Staples, Ikea, McGraw Hill, Campbell’s and Johnson & Johnson have been increasingly adopting renewable energy.

The push for emissions reductions and the development of clean energy solutions has also been bolstered by a $1 billion increase in investment by prolific investor, entrepreneur, and philanthropist, Bill Gates, as part of his climate change initiative.

Patent-pending SolarWindow™ products are under development for an estimated 85 million commercial buildings and detached homes in the United States.

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Webcast – SolarWindow™: Power Reinvented

Reserve Your Seat: Register Today

The event will be webcast live via the Internet on:

August 20, 2015

Time: 2:00 PM EDT

Click here to register today, or visit http://www.SolarWindow.com/Register.

Click here to submit questions in advance, or visit: http://www.SolarWindow.com/Survey/.

About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. is a developer of next generation, transparent electricity-generating SolarWindow™ coatings.

SolarWindow™ coatings generate electricity on see-through glass and flexible plastics with colored tints popular to skyscraper glass. Unlike conventional systems, SolarWindow™ can be applied to all four sides of tall towers, generating electricity using natural and artificial light conditions and even shaded areas. SolarWindow™ uses organic materials, which are dissolved into liquid, ideal for low-cost high-output manufacturing; and is the subject of a patent pending technology.

The company’s Proprietary Power Production & Financial Model (Power & Financial Model) uses photovoltaic (PV) modeling calculations that are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power & Financial Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 360 degree building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide equivalents. Actual power, energy production and carbon dioxide equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

For additional information, please call Ms. Briana L. Erickson toll free at 1-800-213-0689 or visit: www.solarwindow.com.

To receive future press releases via email, please visit: http://solarwindow.com/join-our-email-list/.

Follow us on Twitter @solartechwindow, or follow us on Facebook.

To view the full HTML text of this release, please visit: http://solarwindow.com/media/news-events/.

Media Contact:

TrendLogic

Dwain Schenck

800-992-6299

dwain@trendlogicpr.com

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For answers to frequently asked questions, please visit our FAQs page: http://solarwindow.com/investors/faqs/

Social Media Disclaimer

Investors and others should note that we announce material financial information to our investors using SEC filings and press releases. We use our website and social media to communicate with our subscribers, shareholders and the public about the company, SolarWindowTM technology development, and other corporate matters that are in the public domain. At this time, the company will not post information on social media could be deemed to be material information unless that information was distributed to public distribution channels first. We encourage investors, the media, and others interested in the company to review the information we post on the company’s website and the social media channels listed below:

•	Facebook
•	Twitter

* This list may be updated from time to time.

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the company's products, technical problems with the company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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